UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2014

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188
(Address of Principal Executive Offices)	(Zip Code)

212-578-2211

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

MetLife, Inc. is making this disclosure to correct five amounts reported in the table entitled “Grants of Plan-Based Awards in 2013” (the “2013 Plan-Based Awards Table”) in its Notice of 2014 Annual Meeting and Proxy Statement filed on March 25, 2014 (the “2014 Proxy Statement”). The amounts reported as the grant date fair value of the estimated future payouts under equity incentive plan awards (performance shares and performance units) for each Named Executive Officer were incorrectly reported at amounts that were higher than the actual grant date fair value. These corrections make the information in the 2013 Plan-Based Awards Table consistent with compensation disclosure elsewhere in the 2014 Proxy Statement, including the Summary Compensation Table and accompanying text. The corrections, calculated using the correct grant date fair value per share of $32.20, are as follows:

Name	Grant Date Fair Value of Equity Incentive Plan Awards (originally reported)	Grant Date Fair Value of Equity Incentive Plan Awards (CORRECTED)
Steven A. Kandarian	$6,164,842	$3,903,026
John C. R. Hele	$616,474	$390,296
William J. Wheeler	$2,234,738	$1,414,836
Martin J. Lippert	$1,849,473	$1,170,921
Christopher G. Townsend	$1,001,789	$634,243

The revised, complete 2013 Plan-Based Awards Table and accompanying text are below. See the 2014 Proxy Statement for definitions of capitalized terms and page number cross-references as applicable.

Grants of Plan-Based Awards in 2013

Name	Grant Date	Estimated Possible Payouts Under Non- Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Shares or Units Underlying	Exercise Price of	Grant Date Fair Value of Stock and
		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Options ($/Sh)	Option Awards ($)
Steven A. Kandarian	February 11, 2013	$10,000,000
	February 26, 2013		30,303	121,212	212,121				$3,903,026
	February 26, 2013					60,606			$1,951,513
	February 26, 2013						181,818	$34.86	$1,729,089

John C.R. Hele	February 11, 2013	$10,000,000
	February 26, 2013		3,030	12,121	21,212				$390,296
	February 26, 2013					6,061			$195,164
	February 26, 2013						18,182	$34.86	$172,911

William J. Wheeler	February 11, 2013	$10,000,000
	February 26, 2013		10,985	43,939	76,893				$1,414,836
	February 26, 2013					21,970			$707,434
	February 26, 2013						65,909	$34.86	$626,795

Martin J. Lippert	February 11, 2013	$10,000,000
	February 26, 2013		9,091	36,364	63,637				$1,170,921
	February 26, 2013					18,182			$585,460
	February 28, 2013						54,545	$34.86	$518,723

Christopher G. Townsend	February 11, 2013	$10,000,000
	February 26, 2013		4,924	19,697	34,470				$634,243
	February 26, 2013					9,848			$317,106
	February 26, 2013						29,545	$34.86	$280,973

Non-Equity Incentive Plan Awards

In February, 2013, the Compensation Committee made each Named Executive Officer eligible for an AVIP award for 2013 performance of up to $10 million, if the Company attained either of two Section 162(m) performance goals in 2013. Those goals were: (1) positive income from continuing operations before provision for income tax, excluding net investment gains (losses) (defined in accordance with Section 3(a) of Article 7.04 of SEC Regulation S-X), which includes total net investment gains (losses) and net derivatives gains (losses); or (2) positive TSR. These goals were established for the purpose of making AVIP awards to certain of the Company’s executives for 2013 eligible for the “performance-based” exemption from the limits on tax deductibility under Section 162(m). This limit is labeled “maximum” in this table. No amounts were established as minimum or target awards.

The amounts of the 2013 AVIP awards paid to the Named Executive Officers are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 44. The factors and analysis of results considered by the Compensation Committee in determining the 2013 AVIP awards are discussed in the Compensation Discussion and Analysis.

Equity Incentive Plan Awards

The amounts in these columns reflect a range of potential payouts for Performance Shares or Performance Units granted to each Named Executive Officer in 2013. In each case, it is also possible that no payout will be made.

If the 25% threshold performance factor in the guidelines approved by the Compensation Committee applies, each Named Executive Officer would receive the number of Performance Shares (or Performance Units) reflected in the Threshold column of this table. If the target performance factor applies, each Named Executive Officer would receive the number of Performance Shares or Performance Units reflected in the Target column of the table. The maximum performance factor of 175% is reflected in the Maximum column of the table.

For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table on page 44.

All Other Stock Awards

The amounts in these columns reflect the potential payout for Restricted Stock Units or Restricted Units granted to each Named Executive Officer in 2013. In each case, it is also possible that no payout will be made.

For a more detailed description of the material terms and conditions of these awards, see the Summary Compensation Table on page 44.

All Other Option Awards

For a description of the material terms and conditions of these awards, see the Summary Compensation Table on page 44.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Timothy J. Ring
Name: Timothy J. Ring
Title: Vice President and Secretary

Date: March 31, 2014